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                                 [LETTERHEAD]


                                August 28, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


       RE:   FINANCIAL INVESTORS TRUST (REGISTRATION NOS. 33-72424 AND 811-8194)
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Dear Sir/Madam:

       As counsel to Financial Investors Trust (the "Trust"), we have reviewed Post-Effective Amendment No. 7 to the Trust's Registration Statement on Form N-1A (the "Amendment"). The Amendment is being filed pursuant to Rule 485 of the 1933 Act and it is proposed that it will become effective immediately upon filing pursuant to paragraph (b).

       Based on our review, it is our view that the Amendment does not include disclosure which we believe would render it ineligible to become effective under paragraph (b) of Rule 485.

       If you have any questions or comments concerning the enclosed, please telephone James R. Foggo at (212) 891-3946.


                                                   Sincerely,

                                                   /s/ James R. Foggo
                                                   ----------------------------
                                                   James R. Foggo


JRF/ear
Enclosures